SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             COTELLIGENT GROUP, INC.
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                              94-3173918
                  --------                             -------------
(State of Incorporation or Organization)               (IRS Employer
                                                    Identification no.)

101 California Street, Suite 2050, San Francisco, CA        94111
-----------------------------------------------------       -----
    (Address of principal executive offices)              (Zip Code)



x
If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               pursuant to Section 12(g) of the
12(b) of the Exchange Act and                Exchange Act and is effective
is effective pursuant to General             pursuant to General Instruction
Instruction A.(c), please check              A.(d), please check the following
the following box.                           box.

Securities  Act  registration  statement file number to which this form relates:
                                 Not Applicable

       Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                Name of Each Exchange on Which
   to be so Registered                Each Class is to be Registered
   -------------------                ------------------------------

   Common Stock, $.01 par value       New York Stock Exchange

   Series A Junior Participating      New York Stock Exchange
   Preferred Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

Common Stock

          The description of the Common Stock, par value $.01 per share, of Cotelligent Group, Inc. (the "Registrant") is set forth: (i) under the caption "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1 (Registration No. 33-80267) as previously filed with the Securities and Exchange Commission (the "Registration Statement") and (ii) in the Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the Registration Statement, each of which is hereby incorporated by reference in response to this Item.



Series A Junior Participating Preferred Stock Purchase Rights

          The description of the rights to purchase Series A Participating Preferred Stock of the Registrant is set forth: (i) in the Registrant's Current Report on Form 8-K (the "Form 8-K"), filed with the Securities and Exchange Commission on September 24, 1997 and (ii) in the Rights Agreement filed as Exhibit 4.1 to the Form 8-K, each of which is hereby incorporated by reference in response to this Item.

Item 2.                    Exhibits

             The following documents are being filed as exhibits to this Registration Statement:

Exhibit
Number                     Description

    1                      Certificate of Incorporation of Cotelligent Group, Inc.  (incorporated by reference to Exhibit 3.1 to the Registration Statement)

    2                      By-laws of Cotelligent Group, Inc. (incorporated by reference to Exhibit 3.2 to the
                           Registration Statement)

    3                      Rights Agreement (incorporated by reference to Exhibit 4.1 to the Form 8-K)

    4                      Specimen Common Stock  Certificate  (incorporated  by reference to Exhibit
                           4.1  to  the   Registration   Statement)  5  Specimen   Rights   Certificate
                           (incorporated by reference to Exhibit B to Exhibit 4.1 to the Form 8-K)


                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               COTELLIGENT GROUP, INC.




Date: February 18, 1998                        By:     /s/ James R. Lavelle
                                                      -------------------------
                                                      James R. Lavelle
                                                      Chairman and Chief
                                                          Executive Officer